UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) September 10, 2003


                                 BGR Corporation
               (Exact name of Registrant as specified in charter)


         Nevada                          333-72392               98-0353403
(State or other jurisdiction            (Commission           (I.R.S. Employer
     of incorporation)                  File Number)           Identification)


           7263 E. San Alfredo
              Scottsdale, AZ                                        85258
 (Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (480) 596-4014


                              Cortex Systems, Inc.
                          777 Royal Oak Drive Suite 310
                           Victoria, British Columbia
                                 Canada V8X 5K2
          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

a.) APPOINTMENT OF OFFICERS AND DIRECTORS

     At a Board of Directors meeting held on August 22, 2003, Dr. Scott Campbell was named Company Treasurer. Dr. Campbell, who holds a Doctorate of Business Administration, a Masters Degree in Business Administration, and a Bachelor of Arts Degree in Economics, is the president and founder of Campbell and Company Financial Group Inc. Campbell and Company Financial Group Inc. is an accounting firm specializing in providing account services for those in the food service industry.

     In addition to Dr. Campbell, the Board of Directors elected Edward C. Heisler Company Secretary. Mr. Heisler, who holds a Bachelor of Science Degree in Business Management, has held several executive positions with various public companies. He brings with him a strong knowledge, not only in business management, but also in corporate filings and compliance.

     George Krotonsky, who is a founding member of Global Restaurant Development Company, was appointed to the Board of Directors. Mr. Krotonsky has over fifteen years experience in the restaurant and franchise industries including over six years with Brinker International. He brings extensive experience in restaurant operations and training, menu and recipe development, financial budgeting, facility design, restaurant layouts and workflow designs.

     Alan Smith and Gordon J. Sales were appointed to the Board of Directors as outside directors. Mr. Smith, who holds both a Bachelor and Masters Degrees and has served as an officer and director for many public companies, has provided audit, accounting, finance and administrative consulting services to a wide range of privately owned and public companies through his wholly-owned company Avid Management Corporation.

     Gordon J. Sales is the president and CEO of Crystal Graphite Corporation. In addition, his past experiences have included several executive positions with various public companies. Mr. Sales brings a high level of operating management and marketing skills, and will provide BGR Corporation with a wealth of experience as an outside director.

b.) SALE OF SECURITIES

     In August 2003 the Company sold 275,000 common shares, plus warrants to purchase 137,500 shares at a price of $0.50 per share for a total purchase price of $55,000. The shares and warrants were sold in a limited offering to an accredited investor. Each unit consists of 25,000 common shares with each two shares carrying a warrant to purchase an additional share at a price of $0.50 per share.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned here unto duly authorized.

Date: September 10, 2003

                                     BGR Corporation


                                     By: /s/ Jerry Brown
                                        --------------------------
                                        Jerry Brown, President